                                                                    Exhibit 4(d)
                ADDENDUM TO FIVE YEAR REVOLVING CREDIT AGREEMENT

     This Addendum to that certain Five Year Revolving Credit Agreement ("Agreement") dated August 31, 1995 by and among The Sherwin-Williams Company ("Company"), whose principal place of business is located at 101 Prospect Avenue, N.W., Cleveland, Ohio 44115, Bank of America National Trust and Savings Association ("BOA"), as Administrative Agent, and the financial institutions listed on Addendum Schedule A hereto, together with each of their successors and assigns (collectively referred to as "Banks" and individually a "Bank") is made and entered into this 22nd day of November, 1995 and is effective November 30, 1995.

                              W I T N E S S E T H:

     WHEREAS, on August 31, 1995, the Company, BOA and the Banks entered into the Agreement pursuant to which the Banks agreed to make Loans (as such term is defined in the Agreement) to the Company in such aggregate amounts as the Company may request; provided, however, that in no event shall the aggregate principal amount of all Loans outstanding under the Agreement during the Commitment Period (as such term is defined in the Agreement) be in excess of $250 million; and

     WHEREAS, on October 20, 1995 the Board of Directors of the Company authorized the Company to increase the principal amount of the indebtedness which the Company may have outstanding under the Agreement, at any one time, from $250 million to $500 million during the Commitment Period; and

     WHEREAS, the Company and the Banks desire to amend the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

                                  SECTION ONE

     Capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Agreement.

                                  SECTION TWO

     The following paragraph of Section 2.1 of the Agreement dated as of August 31, 1995, shall be deleted in its entirety and the following shall be substituted therefor:

      SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Bank will participate to the extent hereinafter provided in making Loans to the Company in such aggregate amounts as the Company may request; provided, however, that in no event shall the aggregate principal amount of all Loans outstanding under this Agreement during the Commitment Period be in excess of $500 million.

                                 SECTION THREE

     Attached hereto as Addendum Schedule A is the name and Commitment of each Bank revised to reflect this Addendum as well as the percentage of total Commitments of each such Bank pursuant to the Agreement.

                                  SECTION FOUR

     Except as otherwise specifically provided in Section Two of this Addendum, all other terms and conditions of the Agreement shall remain in full force and effect.

                                  SECTION FIVE

     Neither BOA nor any Bank shall issue any press release regarding this Addendum or the Agreement without the prior written consent of the Company.

                                  SECTION SIX

     This Addendum may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and when taken together shall constitute one and the same Agreement.

                                 SECTION SEVEN

     This Addendum, taken together with the Agreement, supersedes any prior agreements or understandings of the parties hereto, and contains the entire agreement of the parties hereto, with respect to the matters covered hereby.

     IN WITNESS WHEREOF, the parties have executed this Addendum as of the date indicated above.

                                The Sherwin-Williams Company



                                By:  /s/ Larry J. Pitorak
                                     -------------------------------------
                                     Larry J. Pitorak
                                     Senior Vice President - Finance,
                                     Treasurer and Chief Financial Officer


                                By:  /s/ James J. Sgambellone
                                     -------------------------------------
                                     James J. Sgambellone
                                     Assistant Secretary and Corporate
                                     Director of Taxes

                              ADDENDUM SCHEDULE A


                          THE SHERWIN-WILLIAMS COMPANY
                      FIVE-YEAR REVOLVING CREDIT AGREEMENT
                                   AS AMENDED



     BANK                                           COMMITMENT      PERCENT
                                                      (000'S)

     Trust Company Bank                           $ 57,142,857.14  11.4286%
     Bank of America, Illinois                      57,142,857.14  11.4286%
     National City Bank                             50,000,000.00  10.0000%
     Society National Bank                          50,000,000.00  10.0000%
     First National Bank of Chicago                 35,714,285.71   7.1429%
     First Interstate Bank of California            35,714,285.71   7.1429%
     The Bank of Nova Scotia                        35,714,285.71   7.1429%
     Chemical Bank                                  35,714,285.71   7.1429%
     NationsBank, N.A. (Carolinas)                  28,571,428.57   5.7143%
     Deutsche Bank AG                               28,571,428.57   5.7143%
     First Union National Bank of North Carolina    28,571,428.57   5.7143%
     The Bank of New York                           28,571,428.57   5.7143%
     ABN-AMRO Bank N.V.                             28,571,428.57   5.7143%

     TOTAL                                        $500,000,000.00  100.000%

   Amount of        Percentage of
  Commitment         Commitments
  ----------        -------------

  $57,142,857.14      11.4286%            Trust Company Bank



                                          By:     /s/  Ruther E. Whitner
                                                  ------------------------

                                          Name:   Ruth E. Whitner
                                          Title:  Assistant Vice President



                                          By:     /s/ Brian K. Peters
                                                  ------------------------

                                          Name:   Brian K. Peters
                                          Title:  Vice President


                                          Trust Company Bank
                                          P.O. Box 4418, Center 128
                                          Atlanta, Georgia 30302

                                          Telephone: (404) 588-7915

                                          Facsimile: (404) 827-6270

  Amount of       Percentage of
  Commitment      Commitments
  --------------  -------------

  $57,142,857.14    11.4286%      Bank of America, Illinois


                                  By:     /s/ M. Kathleen McVay
                                          -------------------------

                                  Name:   M. Kathleen McVay
                                  Title:  Authorized Officer


                                  Bank of America, Illinois
                                  231 S. LaSalle Street
                                  Chicago, Illinois 60697

                                  Telephone:  (312) 828-3077

                                  Facsimile:   (312) 987-0303


      Amount of      Percentage of
     Commitment       Commitments
     ----------      -------------

     $50,000,000.00    10.0%        National City Bank



                                    By:     /s/ Robert E. Little
                                            ----------------------------

                                    Name:   Robert E. Little
                                    Title:  V.P. and Sr. Lending Officer



                                    National City Bank
                                    National City Center
                                    Box 5756
                                    Cleveland, Ohio 44101-0756


                                    Telephone: (216) 575-3018

                                    Facsimile: (216) 575-9396

    Amount of      Percentage of
   Commitment       Commitments
   ----------      -------------

   $50,000,000.00   10.0%         Society National Bank



                                   By:     /s/ Marianne T. Meil
                                           -------------------------

                                   Name:   Marianne T. Meil
                                   Title:  Assistant Vice President



                                   Society National Bank
                                   127 Public Square
                                   Cleveland, Ohio 44ll4

                                   Telephone: (216) 689-3549

                                   Facsimile: (216) 689-4981

    Amount of      Percentage of
   Commitment       Commitments
   ----------      -------------

   $35,714,285.71   7.1429%       First National Bank of Chicago



                                  By:     /s/ Marguerite Canestraro
                                             -------------------------

                                  Name:   Marguerite Canestraro
                                  Title:  Authorized Agent


                                  First National Bank of Chicago
                                  1301 East Ninth Street
                                  Suite 2150
                                  Cleveland, Ohio 44114-1824


                                  Telephone: (216) 574-9845

                                  Facsimile: (216) 574-9278


     Amount of      Percentage of
    Commitment       Commitments
    ----------      -------------

    $35,714,285.71   7.1429%       First Interstate Bank of California



                                   By:     /s/ Peter G. Olson
                                           ---------------------

                                   Name:   Peter G. Olson
                                   Title:  Senior Vice President


                                   First Interstate Bank of California
                                   222 W. Adams Street
                                   Suite 2180
                                   Chicago, Illinois 60606


                                   Telephone: (312) 553-2353

                                   Facsimile: (312) 553-4783

     Amount of       Percentage of
     Commitment      Commitments
     --------------  -------------

     $35,714,285.71   7.1429%       The Bank of Nova Scotia



                                    By:     /s/ J.H. Youssef
                                            ---------------------------------

                                    Name:   J.H. Youssef
                                    Title:  Senior Manager
                                            Finance & Administration


                                    The Bank of Nova Scotia
                                    181 West Madison Street
                                    Suite 3700
                                    Chicago, Illinois 60602


                                    Telephone: (312) 201-4100

                                    Facsimile: (312) 201-4108

      Amount of      Percentage of
     Commitment       Commitments
     ----------      -------------

     $35,714,285.71   7.1429%       Chemical Bank



                                    By:     /s/ John F. Gehebe
                                            ------------------------

                                    Name:   John F. Gehebe
                                    Title:  Assistant Vice President


                                    Chemical Bank
                                    270 Park Avenue
                                    New York, New York  10017


                                    Telephone: (212) 270-3531

                                    Facsimile: (212) 270-4711

      Amount of      Percentage of
     Commitment       Commitments
     ----------      -------------

     $28,571,428.57   5.7143%       NationsBank, N.A. (Carolinas)



                                    By:     /s/  Michael D. Monte
                                            ---------------------

                                    Name:   Michael D. Monte
                                    Title:  Senior Vice President


                                    NationsBank, N.A. (Carolinas)
                                    Corporate Bank
                                    100 North Tryon Street
                                    NC1-007-08-04
                                    Charlotte, North Carolina 28255


                                    Telephone: (704) 386-9015

                                    Facsimile: (704) 386-3271

 Amount of      Percentage of
Commitment       Commitments
----------      -------------
$28,571,428.57   5.7143%       Deutsche Bank AG



                               By:     /s/  Jean Hannigan    Hans-Josef Thiele
                                       ---------------------------------------

                               Name:   Jean M. Hannigan      Hans-Josef Thiele
                               Title:  Assistant Vice        Vice President
                                       President


                               Deutsche Bank AG
                               New York Branch
                               31 West 52nd Street
                               New York, New York 10019


                               Telephone: (212) 474-8648

                               Facsimile: (212) 474-8212

  Amount of      Percentage of
 Commitment       Commitments
 ----------      -------------

 $28,571,428.57   5.7143%       First Union National Bank of North Carolina



                                By:     /s/ Mark M. Harden
                                        ----------------------

                                Name:   Mark M. Harden
                                Title:  Vice President


                                First Union National Bank of
                                North Carolina
                                301 South College Street
                                TW-19 Floor
                                Charlotte, North Carolina 28288-0745


                                Telephone: (704) 374-2420

                                Facsimile: (704) 374-2802
                                           Attn:  Laurie Hart

        Amount of      Percentage of
       Commitment       Commitments
       ----------      -------------
       $28,571,428.57   5.7143%       The Bank of New York



                                      By:     /s/ Robert J. Joyce
                                              -----------------------------

                                      Name:   Robert J. Joyce
                                      Title:  Vice President


                                      The Bank of New York
                                      One Wall Street
                                      New York, New York 10286

                                      Telephone:  (212) 635-7919

                                      Facsimile:   (212) 635-6434

   Amount of      Percentage of
  Commitment       Commitments
  ----------      -------------

  $28,571,428.57   5.7143%       ABN-AMRO Bank N.V.




                                 By:  /s/ JM Janovsky     Dennis F. Lennor
                                      -------------------------------------

                                 Name:  J.M. Janovsky  /  Dennis F. Lennor
                                 Title: Group V.P.     /  Vice President



                                 ABN-AMRO Bank N.V.
                                 Pittsburgh Branch
                                 One PPG Place
                                 Suite 2950
                                 Pittsburgh, Pennsylvania 15222-5400

                                 Telephone:   (412) 566-2269

                                 Facsimile:    (412) 566-2266